[GTC TELECOM CORP. LETTERHEAD]

                                                    December 27, 1999


Dear Robert:


This letter confirms our understanding that you are to be issued 40,000 shares of GTC Telecom common stock with registration rights. These shares are issued to you, in lieu of cash, as payment against $80,000 for services rendered relating marketing on behalf of GTC.

Please sign this letter confirming your understanding of the agreement.

Sincerely,


Eric Clemons
/s/ Eric Clemons                                   /s/ Robert Gleckman
COO                                                Robert Gleckman
GTC Telecom